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                                                                       Exhibit 1


September 20, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Mycom Group, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,


/s/ Blackburn, Childers & Steagall, PLC
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Blackburn, Childers & Steagall, PLC